UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2016

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Address of principal executive offices)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Helen of Troy Limited, a Bermuda company (the “Company”), and Helen of Troy, L.P., a Texas limited partnership (the “Borrower”), entered into the Amended and Restated Credit Agreement, dated January 16, 2015, by and among the Company, the Borrower, Bank of America, N.A., and the other lenders party thereto (as amended, the “Credit Agreement”). A principal amount of $210 million was borrowed under the Credit Agreement in connection with the closing of the acquisition of the membership units of Steel Technology, LLC (d/b/a Hydro Flask) on March 18, 2016 (the “Acquisition”).  The proceeds of the borrowing and cash on hand were used to (i) pay all of the cash consideration payable for the Acquisition and (ii) pay costs and expenses incurred in connection with the Acquisition.  The commitment under the Credit Agreement terminates on January 16, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 24, 2016	/s/ Brian Grass
Brian Grass
Chief Financial Officer